United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2013

Hollywood Entertainment EDU Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53069	26-1702585
(State of incorporation)	(Commission File Number)	(IRS Employer Number)

1875 Century Park East, 6th Floor, Suite 73 Century City , California	90067
(Address of principal executive offices)	Zip Code

310-407-5452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

Tony Liu and Kevin Zhang are appointed additional members of the Board of Directors of the Company effective January 15, 2013

Mr. Tony Liu is a financial professional, having graduated from University of California at Los Angeles. He is experienced in the fields of investment analysis and enterprise management, particularly with respect to financial reporting, financial planning, corporate law and related business practices. Mr. Liu is also an accomplished signer and recording artist and has received honorable awards for his performing talent and experience from leading Las Vegas shows.

Mr. Kevin Zhang is a Master of Public Administration (MPA) having graduated from California State University. Mr. Zhang has several years of experience regarding cultural exchange, trading, and finance between North America, European Union, Asia and China. Mr. Zhang is proficient with both marketing and with business opportunities associated with cultural interflow, international education and training.

Mr. Liu and Mr. Zhang join Ms. Hollis Liu, Mr. David Lau and Mr. Alan J. Bailey on the Board of Directors of the Company making five members in total.

SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Entertainment EDU Holding, Inc.

Date: January 15, 2013	By:	/s/ David Lau
David Lau, Chief Executive Officer

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